Exhibit 99.1

Personalis Reports First Quarter 2020 Financial Results

MENLO PARK, Calif. – May 7, 2020 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for cancer, today reported financial results for the first quarter ended March 31, 2020.

First Quarter Highlights

•	Reported record revenues of $19.2 million in the first quarter of 2020 versus $14.1 million in the first quarter of 2019, an increase of 36%

•	A total of 26 customers have placed orders for NeXT as of March 31, 2020, with 7 of those customers placing their orders in the first quarter of 2020

•	Received a new order outside of oncology to deliver neoantigen prediction, which will leverage the Company’s proprietary technology platform

“I’m proud to say that we were able to report record revenues once again this quarter, in spite of the initial impact from the COVID-19 pandemic, and continued to see strong ordering levels from both our existing and new customers,” said John West, Chief Executive Officer. “Also, while our laboratory operations have been scaled down due to the COVID-19 shelter-in-place orders, and will be at least through May, we feel well-positioned to work through our VA MVP samples and also service our biopharma customers when they are able to send us their samples.”

First Quarter 2020 Financial Results

Revenues were $19.2 million in the three months ended March 31, 2020, up 36% from $14.1 million in the same period of the prior year.  First quarter revenue growth was driven by an increase in volume for testing and analytical services provided to the U.S. Department of Veterans Affairs Million Veteran Program (VA MVP).  In the first quarter, the VA MVP accounted for $14.8 million, or 77%, of revenues and the remaining $4.4 million, or 23%, was from biopharmaceutical and all other customers.

Gross margin was 21.1% for the three months ended March 31, 2020, compared with 28.3% in the same period of the prior year.

Operating expenses were $13.7 million for the three months ended March 31, 2020, compared with $9.4 million in the same period of the prior year.

Net loss was $9.1 million for the three months ended March 31, 2020 and net loss per share was $0.29 based on a weighted-average basic and diluted share count of 31.3 million, compared with a net loss of $5.7 million and a net loss per share of $1.84 on a weighted-average basic and diluted share count of 3.1 million in the same period of the prior year.

Cash, cash equivalents, and short-term investments were $120.0 million as of March 31, 2020.

Outlook and COVID-19

Due to uncertainty surrounding the COVID-19 pandemic, Personalis will not provide an outlook for fiscal 2020 at this time, and will plan to give an update during its second quarter earnings announcement and press release, to the extent practicable, based on available information at that time.

Webcast and Conference Call Information

Personalis will host a conference call to discuss the first quarter financial results after market close on Thursday, May 7, 2020 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone (866) 220-8061 for U.S. callers or (470) 495-9168 for international callers, using conference ID: 9370329. The live webinar can be accessed at https://investors.personalis.com.

About Personalis, Inc.

Personalis, Inc. is a growing cancer genomics company transforming the development of next-generation therapies by providing more comprehensive molecular data about each patient’s cancer and immune response. The Personalis ImmunoID NeXT PlatformTM is designed to adapt to the complex and evolving understanding of cancer, providing its biopharmaceutical customers with information on all of the approximately 20,000 human genes, together with the immune system, from a single tissue sample. Personalis also provides genomic information to the VA Million Veterans Program as part of their goal to sequence over a million veteran genomes. The Personalis Clinical Laboratory is GxP aligned as well as CLIA’88-certified and CAP-accredited. For more information, please visit www.personalis.com and follow Personalis on Twitter (@PersonalisInc).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  These risks, uncertainties and other factors relate to, among others: the timing and pace of new orders from customers; whether orders for the NeXT platform and revenues from biopharmaceutical customers will increase; the timing of tissue sample receipts from customers, which can materially impact revenue quarter over quarter and year over year; the evolution of cancer therapies and market adoption of our services; our expectations regarding future performance, including 2020 revenues; and the COVID-19 pandemic, which may significantly impact our business and operations and the business and operations of our customers.  In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the period ended March 31, 2020, that will be filed following this earnings release.  All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date.  Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof.  We undertake no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media Contact:

Jennifer Havlek

pr@personalis.com

www.personalis.com

650-752-1300

PERSONALIS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2020	2019
Revenues	$19,161	$14,075
Costs and expenses
Costs of revenues	15,122	10,091
Research and development	6,390	5,245
Selling, general and administrative	7,274	4,170
Total costs and expenses	28,786	19,506
Loss from operations	(9,625)	(5,431)
Interest income	510	84
Interest expense	(2)	(184)
Other income (expense), net	8	(152)
Loss before income taxes	(9,109)	(5,683)
Provision for income taxes	(30)	(2)
Net loss	$(9,139)	$(5,685)
Net loss per share, basic and diluted	$(0.29)	$(1.84)
Weighted-average shares outstanding, basic and diluted	31,345,029	3,091,342

PERSONALIS, INC.

SUPPLEMENTAL REVENUE INFORMATION (unaudited)

(in thousands)

	Three Months Ended March 31,
	2020	2019
VA MVP	$14,756	$8,343
All other customers	4,405	5,732
Total	$19,161	$14,075

PERSONALIS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share and per share data)

	March 31,	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$46,694	$55,046
Short-term investments	73,339	73,243
Accounts receivable, net	5,508	3,300
Inventory and other deferred costs	6,438	4,606
Prepaid expenses and other current assets	3,437	3,383
Total current assets	135,416	139,578
Property and equipment, net	13,402	14,106
Operating lease right-of-use assets	1,529	1,845
Other long-term assets	1,531	1,762
Total assets	$151,878	$157,291
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,337	$7,337
Accrued and other current liabilities	7,375	6,648
Contract liabilities	34,408	35,977
Total current liabilities	52,120	49,962
Other long-term liabilities	556	639
Total liabilities	52,676	50,601
Commitments and Contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 31,530,443 and 31,243,029 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	3	3
Additional paid-in capital	248,854	247,282
Accumulated other comprehensive income (loss)	73	(6)
Accumulated deficit	(149,728)	(140,589)
Total stockholders’ equity	99,202	106,690
Total liabilities and stockholders’ equity	$151,878	$157,291